Exhibit 99.1

INmune Bio Inc. Completes First Cohort and Initiates Second Cohort of Phase 1/2 Study of INKmune™ Natural Killer Cell Therapy in Patients with Metastatic Castration-Resistant Prostate Cancer

Boca Raton, Florida, April 29, 2024 (GLOBE NEWSWIRE) --  INmune Bio, Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, continues to advance its Natural Killer (NK) cell therapy, INKmune™, in a Phase I/II trial for men with metastatic castration-resistant prostate cancer (mCRPC). The Company is pleased to announce the successful completion of the first cohort in the trial. Following review by the Safety Review Committee (SRC), approval has been granted to proceed with the second dose level (cohort 2). The first patient of the second cohort has been identified and will undergo screening to prepare for treatment.

So far, there have been 9 administrations of INKmune in the mCRPC study given as an out-patient with no significant adverse events. When added to the experience with INKmune given in the MDS/AML trial, over 20 infusions of INKmune have been given safely without the need for conditioning therapy, pre-medication, or cytokine support.

“We are pleased with the safety of INKmune in men with mCRPC and feedback from the SRC to proceed with cohort 2. Our initial focus is on assessing the safety of INKmune in this group of patients, and the fact that the drug can be safely administered on an outpatient basis is appealing to both patients and clinical teams. Safety is just one aspect of the therapeutic process. The main objective of INKmune therapy is to transform resting NK cells into memory-like NK cells capable of attacking the tumor. Given that prostate cancer has numerous resting NK cells in the tumor microenvironment (TME) that do not eliminate cancer, we believe that INKmune, by transforming the patient’s NK cells into cancer-killing cells, could potentially be an optimal therapy for prostate cancer,” said Prof. Mark Lowdell Ph.D., CSO of INmune Bio and inventor of INKmune™.

About CaRe PC

CaRe PC is an open label Phase I/II trial that will test up to three doses of INKmune™ in men with mCRPC. INKmune™ is given in the out-patient setting via an intravenous infusion three times in the first two weeks of treatment (days 1, 8 and 15). No pre-medication or additional cytokines are needed for INKmune therapy. The patient is followed for six months with careful study of immunologic and anti-cancer responses to INKmune™ treatment. Immune responses include changes in numbers of tumor killing memory-like NK cells in the patient’s blood and how long these specialized NK cells remain in the circulation. Anti-tumor responses will be monitored by following the level of prostatic surface antigen (PSA) in the blood. Additionally, we will leverage Artificial Intelligence (AI) to quantify the number and size of metastatic lesions using piflufolastat F 18 - a PSMA (prostate-specific membrane antigen) imaging agent developed by Lantheus marketed as Plarify®, and by measuring circulating tumor DNA (ctDNA) in the blood. Up to 30 patients will receive one of three levels of dose of INKmune™ (low, medium, high).

The study uses a novel modified Bayesian design that allows for a 3x3 dose escalation design. Once the Phase I portion is complete, the doses that are safe will be tested simultaneously in the Phase II portion of the trial. Up to 10 patients can be enrolled at each dose level. There are two primary goals of the trial. The first is to demonstrate the safety of INKmune™ in the patient population, - men with mCRPC. The second is to determine which dose of INKmune™ should be used in a blinded, randomized registration trial. Determining the best dose of INKmune™ to use in future clinical trials will depend on a combination of immunologic and anti-tumor responses seen in the men treated with INKmune™ therapy.

The Company has manufactured all planned doses of INKmune, and these have already been released for the entirety of the Phase 1 study. Assays have already been qualified to Phase 2 standard, and the Company has planned the process for BLA-standard validation in 2025.

About INKmune™

INKmune is an NK cell targeted therapy that is not an NK cell. INKmune is a product designed to improve the function of the patient’s own NK cells. INKmune™ is a patented, pharmaceutical-grade, replication-incompetent human tumor cell line which conjugates to resting NK cells and delivers multiple, essential priming signals, akin to treatment with at least three cytokines in combination. INKmune™ is stable at -80oC and is delivered by a simple IV infusion. The INKmune:NK interaction ligates multiple activating and co-stimulatory molecules on the NK cell and enhances its avidity of binding to tumor cells; notably those resistant to normal NK-mediated lysis. These INKmune-primed NK cells can lyse a wide variety of NK-resistant tumors including leukemias, lymphomas, myeloma and solid tumors including prostate, renal cell, ovarian, nasopharyngeal, lung and breast cancer. INKmune therapy does not require any type of conditioning, pre-medication, or cytokine support.

About INmune Bio, Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms that are both in clinical trials: The Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and a mechanistic driver of many diseases. DN-TNF product candidates are in clinical trials to determine if they can treat cancer (INB03™), Early Alzheimer’s disease, and treatment-resistant depression (XPro™). The Natural Killer Cell Priming Platform includes INKmune™ developed to prime a patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic and solid tumor malignancies, and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in the early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro1595 (XPro™), and INKmune™ are still in clinical trials or preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:

David Moss, CFO (858) 964-3720

info@inmunebio.com